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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2011

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On March 1, 2011, Casella Waste Systems, Inc. (the “Company”) and its wholly-owned subsidiary, KTI, Inc., completed the sale of all of their equity interests in FCR, LLC and its subsidiaries and Blue Mountain Recycling LLC, including the Company’s interest in specified patents and patent applications and related intellectual property, to RE Community Holdings II, Inc. (formerly known as CE Holdings II, LLC) for a purchase price of $134.1 million in cash, including estimated working capital adjustments of $3.7 million, pursuant to a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) dated as of January 23, 2011.  A description of the terms of the Purchase and Sale Agreement was included in the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on January 24, 2011 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

The pro forma financial information required by this item is contained in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)  Exhibits.

99.1         Pro Forma Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: March 7, 2011	By:	/s/ Edwin D. Johnson
Name: Edwin D. Johnson
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Pro Forma Financial Information.